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                                  EXHIBIT 8b

The consent of KPMG LLP, Independent Certified Public Accountants.

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                                 Exhibit 8b

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT




                         Independent Auditors' Consent



The Board of Directors
Paragon Life Insurance Company

We consent to the use of our reports on the financial statements of Paragon Life Insurance Company dated March 10, 2000, and the Financial Statements of Separate Account D of Paragon Life Insurance Company dated March 10, 2000 included herein and to the reference to our firm under the heading "Experts" in the Registration Statement and Prospectus of Separate Account D of Paragon Life Insurance Company.

                             /s/ KPMG LLP



St. Louis, Missouri

April 26, 2002